UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2011

Commission File Number 333-148297
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Pinnacle Foods Finance LLC
(Exact name of registrant as specified in its charter)
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Delaware	20-8720036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 9, 2011, Pinnacle Foods Group LLC, a subsidiary of Pinnacle Foods Finance LLC, (the "Company") announced that Christopher J. Boever, 44, has been appointed Executive Vice President and Chief Customer Officer. Mr. Boever has more than 20 years of experience in all aspects of food industry sales management. He joins the Company from ConAgra Foods, Inc. where he was employed since 2007, most recently as Senior Vice President, Sales leading a direct and broker sales organization generating more than $4 billion in annual revenues. Prior to ConAgra Foods, Inc., Mr. Boever was employed at Hormel Foods Corporation from 1991 to 2007, most recently as Vice President of Sales, Business Development.

Concurrently with Mr. Boever's appointment, the Company announced Mr. Raymond J. O'Brien, 57, will return to leading the Company's Specialty Foods Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS FINANCE LLC

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	December 9, 2011

Date: December 9, 2011